Bonds.com 8-K

Exhibit 10.2

EXECUTION COPY

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of February 2, 2011, is entered into by and between Bonds.com Group, Inc., a Delaware corporation (the “Company”), and the parties set forth on Schedule A hereto (each individually a “Holder” and, collectively, the “Holders”).

WHEREAS:

A.           The Holders are holders of (i) shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), or Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred”), and (ii) warrants to purchase shares of the Company’s Common Stock (the “Existing Common Stock Warrants”) or warrants (the “Existing Series A Warrants” and, collectively with the Series B Preferred, Series B-1 Preferred and Existing Common Stock Warrants, the “Series B Securities”) to purchase shares of the Company’s Series A Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), in each case, as set forth and identified on Schedule A.

B.           The Series B Securities were issued for an aggregate purchase price of $3,500,000 in connection with the Company’s proposed financing in an amount of up to $10,000,000.  Simultaneously with the execution and delivery of this Agreement, the Company and certain additional investors (the “New Investors”) are executing and delivering a Unit Purchase Agreement, a copy of which is attached hereto as Exhibit A (the “Purchase Agreement”), pursuant to which the Company will sell units (the “Units”) consisting of (i) shares of its newly created Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred”), and (ii) warrants to purchase shares of the Company’s Common Stock (the “New Common Stock Warrants”) for an aggregate purchase price of $10,000,000.

C.           The Series D Preferred and New Common Stock Warrants being issued pursuant to the Purchase Agreement contain certain terms that are different from or in addition to the terms of the Series B Securities.  In order to provide the Holders with the same investment terms as those contemplated by the Series D Preferred and New Common Stock Warrants, the Company and the Holders are executing and delivering this Agreement to effect the exchange of the outstanding shares of Series B Preferred for shares of Series D Preferred, the exchange of the Existing Common Stock Warrants for New Common Stock Warrants, the exchange of the outstanding shares of Series B-1 Preferred for a newly created Series D-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series D-1 Preferred” and, collectively with the Series D Preferred, the “Shares”), and the exchange of the Existing Series A Warrants for new warrants to purchase shares of Series A Preferred Stock (the “New Series A Warrants” and, collectively with the New Common Stock Warrants, the “Warrants”).  The Shares and the Warrants are referred to herein collectively as the “Securities”).

D.           This series of financing (including the sale of the Series B Securities, the exchange of the Series B Securities for Securities and the sale of the Units) is referred to as the “Series D Financing.”

E.           In order to consummate the transactions contemplated by this Agreement and the Purchase Agreement, the Holders are providing certain contractual consents and agreeing to certain amendments of their existing investment agreements.

NOW, THEREFORE, the Company and the Holders hereby agree as follows:

1.           EXCHANGE OF SECURITIES.

(a)           Certificate of Designation.  On or prior to the Closing Date (as defined below), the Company shall adopt and file with the Secretary of State of the State of Delaware the Certificate of Designation of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock in the form attached hereto as Exhibit B (the “Certificate of Designation”).

(b)           Exchange.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the Closing (as defined below), the Company shall issue to each of the Holders, and each of the Holders shall acquire from the Company, those shares of Series D Preferred, Series D-1 Preferred, New Common Stock Warrants and New Series A Warrants, as applicable, set forth opposite such Holder’s name in the column labeled “Acquired Securities” on Schedule A hereto (the “Acquired Securities”), in each case, in exchange for the Series B Securities identified opposite such Holder’s name in the column labeled “Exchanged Securities.”

(c)           Closing.  The issuance and acquisition of the Acquired Securities and exchange of the Series B Securities (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Holders).  The date on which the Closing is actually held is referred to herein as the “Closing Date.”

(d)           Consideration for the Acquired Securities.  The applicable Acquired Securities are being issued to each Holder in consideration for such Holder’s surrender and exchange of all Series B Securities owned, of record or beneficially, by such Holder.  Immediately upon the Closing, each Holder’s Series B Securities shall be deemed surrendered, transferred and assigned to the Company, no longer issued and outstanding and such Holder’s Existing Common Stock Warrants or Existing Series A Warrants, as the case may be, shall be terminated and cancelled, regardless of whether any of such instruments are physically delivered to the Company at or after the Closing.

(e)           Delivery.  On the Closing Date, (i) each Holder shall deliver all Series B Securities owned, beneficially or of record, by such Holder (or an affidavit of lost certificate and customary indemnity with respect thereto) to the Company along with stock powers with respect thereto, and (ii) the Company shall issue to each such Holder the Acquired Securities to be acquired by them at the Closing, free and clear of any mortgage, pledge, hypothecation, rights of others, rights of first refusal, claim, security interest, encumbrance, title, defect, voting trust agreement, option, lien, taxes, charge or similar restrictions or limitations (collectively, “Liens”).

(f)           Exercise of New Common Stock Warrants.  The New Common Stock Warrants may be exercised at any time from the Exercise Date (as defined below) until the date that is five years from such date (the “New Common Stock Warrant Exercise Period”).  The “Exercise Date” shall be the first date on which the Company’s authorized shares of Common Stock are not less than 1,000,000,000 shares (the “Authorized Share Increase”), which the Company covenants to cause to occur no later than one hundred and eighty (180) days following the Closing Date (the

“Share Increase Deadline”).  Within the New Common Stock Warrant Exercise Period, the New Common Stock Warrants may be exercised in whole or in part at the price per share of $0.07 per share of Common Stock (the “New Common Stock Warrant Exercise Price”), with such number of shares of Common Stock and New Common Stock Warrant Exercise Price being subject to adjustment as set forth in the New Common Stock Warrant Certificate (as defined below), payable by certified wire transfer to an account designated by the Company.  Upon delivery of a Notice of Exercise Form duly executed in the form attached to the New Common Stock Warrant Certificate hereto (which Notice of Exercise Form may be submitted by delivery to the Company), together with payment of the aggregate New Common Stock Warrant Exercise Price for the shares of Common Stock purchased, such Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  The New Common Stock Warrants will be certificated in the form attached hereto as Exhibit C (the “New Common Stock Warrant Certificate”).  All New Common Stock Warrants shall include a cashless exercise feature.

(g)           Exercise of New Series A Warrants.  The New Series A Warrants may be exercised at any time from the date of issuance until the date that is five years from such date (the “New Series A Warrant Exercise Period”).  Within the New Series A Warrant Exercise Period, the New Series A Warrants may be exercised in whole or in part at the price per share of $7.00 per share of Series A Preferred (the “New Series A Warrant Exercise Price”), with such number of shares of Series A Preferred and New Series A Warrant Exercise Price being subject to adjustment as set forth in the New Series A Warrant Certificate (as defined below), payable by certified wire transfer to an account designated by the Company.  Upon delivery of a Notice of Exercise Form duly executed in the form attached to the New Series A Warrant Certificate hereto (which Notice of Exercise Form may be submitted by delivery to the Company), together with payment of the aggregate New Series A Warrant Exercise Price for the shares of Series A Preferred purchased, such Holder shall be entitled to receive a certificate or certificates for the shares of Series A Preferred so purchased.  The New Series A Warrants will be certificated in the form attached hereto as Exhibit D (the “New Series A Warrant Certificate”).  All New Series A Warrants shall include a cashless exercise feature.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Holders that:

(a)           Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least a majority of the capital stock or other equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (or, with respect to the State of Florida, active status) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined in Section 2(b)) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  Except as set forth on Schedule 2(a), the Company has no Subsidiaries and there are no other entities in which the Company, directly or indirectly, owns any of the capital stock or other equity or similar interests.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Certificate of Designation (collectively, the “Transaction Documents”) and to issue the Acquired Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Acquired Securities and, subject to the restrictions set forth in the Certificate of Designation and the Warrants and the effectiveness of the Authorized Share Increase, the reservation for issuance and the issuance of the Common Stock issuable upon conversion of the Series D Preferred Stock and Series D-1 Preferred Stock and upon exercise of the New Common Stock Warrants and the Series A Preferred issuable upon exercise of the New Series A Warrants has been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  The Board of Directors of the Company has approved the Authorized Share Increase and has recommended approval thereof by the Company’s stockholders in accordance with its obligations under Section 4(j) of this Agreement.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all Liens with respect to the issue thereof and the Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Series D Preferred and Series D-1 Preferred; provided, however, that the foregoing is subject to the restrictions set forth in the Certificate of Designation and the New Common Stock Warrants and the effectiveness of the Authorized Share Increase with respect to the shares of Common Stock issuable upon conversion of the Series D Preferred, Series D-1 Preferred and New Common Stock Warrants.  As of the Exercise Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the maximum number of shares of Common Stock issuable upon exercise of the New Common Stock Warrants.  As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Series A Preferred which equals the maximum number of shares of Series A Preferred issuable upon exercise of the New Series A Warrants.  Subject to the limitations of the Warrants, the Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon exercise of the Warrants.  Upon exercise in accordance with the Warrants, the shares of Common Stock issued with respect thereto will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy and completeness of each of the Holders’ representations in Section 3, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation of the Company, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, any certificate of designation or other constituent documents of the Company or any of its Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of any Self-Regulatory Organization (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.  For purposes of this Agreement, “Self-Regulatory Organization” means the Financial Industry Regulatory Authority, Inc. (together with any successor entity, “FINRA”) and any other commission, board, agency or body that is not a Governmental Authority (as defined in Section 2(x)(i)) but is charged with the supervision or regulation of the brokers and dealers that are its members.

(e)           Consents.  Other than the filing of the Certificate of Designation and as set forth on Schedule 2(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or Self-Regulatory Organization or any other Person (as defined in Section 2(p)) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the filing of a Form D after the Closing, which will be timely filed.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, except for the filing of a Form D after the Closing, which will be timely filed.  The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the rules, regulations or requirements that permit trading of the Common Stock on the OTC Bulletin Board (“OTCBB”) operated by FINRA that would reasonably lead to the suspension of the trading of the Common Stock on the OTCBB in the foreseeable future.

(f)           No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by a Holder or such Holder’s investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Holder harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  Except as set forth in Schedule 2(f), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(g)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules, regulations or requirements that permit trading of the Common Stock on the OTCBB that would reasonably lead to the suspension of the trading of the Common Stock on the OTCBB.  None of the Company, its Subsidiaries, their affiliates and any Person acting on its or their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(h)           SEC Documents; Financial Statements.  Except as set forth in Schedule 2(h), during the two (2) years prior to the date hereof, the Company has timely (including within any additional time periods provided by Rule 12b-25 under the 34 Act (as defined below)) filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof or prior to the applicable Closing Date, all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, and the Company’s Schedule TO filed on June 30, 2010, all amendments thereto and all schedules and exhibits thereto and to any such amendments (including, without limitation, each Offer to Exchange filed therewith) being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Holders or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  Except as set forth in Schedule 2(h) or as corrected by subsequent amendments thereto, as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as set forth in Schedule 2(h), as of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i)           Absence of Certain Changes.  Except as set forth in the SEC Documents, since December 31, 2008, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 2(i), since December 31, 2008, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings against the Company or any of its Subsidiaries or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(j)           No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its shares of Common Stock and which has not been publicly disclosed or disclosed to the Holders.

(k)          Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designation of any outstanding series of preferred stock of the Company, their respective certificates of incorporation, bylaws or equivalent documents.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements that permit trading of the Common Stock on the OTCBB that would reasonably lead to the suspension of the trading of the Common Stock on the OTCBB in the foreseeable future.  The Company and its Subsidiaries possess all certificates, approvals, authorizations and permits required by the appropriate Governmental Authorities or Self-Regulatory Organizations necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit.

(l)           Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)         Sarbanes-Oxley Act.  Except as set forth on Schedule 2(m) or in the SEC Documents, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(n)          Transactions With Affiliates.  Except as set forth on Schedule 2(n) or in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(o)           Equity Capitalization.  Immediately prior to the Closing, the authorized capital stock of the Company consists of (x) 300,000,000 shares of Common Stock, 104,354,190 shares of which, as of the date hereof, are issued and outstanding, 120,039,790 shares of which are reserved for issuance pursuant to the Company’s employee incentive plans and other options and warrants outstanding (which amount includes all shares issuable upon exercise of any options and/or warrants granted or issued by the Company on or prior to the date hereof; provided, however that such 120,039,790 shares do not include 8,700,000 shares provided for under the Company’s 2011 Equity Plan but which are not subject to outstanding options or contractual obligations to grant and have not been reserved by the Company’s Board of Directors due to the lack of authorized shares of Common Stock for such reserve; provided, further that such 120,039,790 shares do not include 37,150,000 shares, 8,000,000 shares and 8,000,000 shares under stock options the Company is required to grant to Michael Sanderson, Jeffrey Chertoff and John Ryan, respectively, promptly upon the effectiveness of the Authorized Share Increase pursuant to the terms of their Employment Agreements), and 74,999,538 shares of which are reserved for issuance pursuant to the Company’s outstanding convertible promissory notes (which amount includes all shares issuable upon exercise of any convertible promissory notes issued by the Company on or prior to the date hereof, includes the impact of the price-based antidilution protection of such convertible notes triggered by the transactions contemplated by this Agreement and the maximum number of performance shares potentially issuable to the holders of such promissory notes; provided that such amount does not include shares issuable upon conversion of interest on such convertible notes that has accrued since February 1, 2011), and (y) 1,000,000 shares of preferred stock, par value $.0001 per share, (1) 450,000 of which have been designated Series A Preferred and 85,835 of which are issued and outstanding, (2) 20,000 of which have been designated Series B Preferred Stock and 2,250 of which are issued and outstanding, (3) 6,000 of which have been designated Series B-1 Preferred Stock and 1,250 of which are issued and outstanding, (4) 10,000 of which have been designated Series C Preferred Stock and none of which are issued and outstanding, (5) 14,500 of which have been designated Series D Preferred Stock and none of which are issued and outstanding, and (6) 1,500 of which have been designated Series D -1 Preferred Stock and none of which are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  The rights, privileges and preferences of each of the series of preferred stock are as set forth in the Certificate of Designation and as provided by the Delaware General Corporation Law.  Immediately prior to the Closing, the outstanding shares of the Company’s capital stock are held of record and, to the knowledge of the Company, beneficially by the Persons and in the amounts set forth on Schedule 2(o); provided, that Schedule 2(o) does not identify all record or beneficial owners of less than 5% calculated on a fully diluted basis.  Except as set forth on Schedule 2(o): (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act; (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents.  The Company has furnished or made available to the Holders true, correct and complete copies of the Certificate of Incorporation and the Bylaws.

(p)           Indebtedness and Other Contracts.  Except as disclosed in Schedule 2(p), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any material term of or in default under any contract, agreement or instrument relating to any Indebtedness or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a limited partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(q)           Absence of Litigation.  Except as set forth in the SEC Documents or on Schedule 2(q), there is no action, suit, proceeding, inquiry or investigation before or by any Governmental Authority or Self-Regulatory Organization pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series A Preferred, the Common Stock or any of the Company’s or the Company’s Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise.

(r)           Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  Except as set forth on Schedule 2(r), the Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)           Title.  Except as set forth on Schedule 2(s), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(t)           Intellectual Property Rights.  Except as set forth on Schedule 2(t), the Company and its Subsidiaries own, control or license adequate valid and enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, software, documentation, original works of authorship, patents, patent rights, copyrights, inventions, improvements, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary or appropriate to conduct their respective businesses as now conducted or as proposed to be conducted after the Closing Date.  None of the Company’s Intellectual Property Rights has expired or terminated or has been abandoned, or is expected to expire or terminate or are expected to be abandoned within three years from the Closing Date.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Except as set forth on Schedule 2(t), neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(u)           Tax Status.  Except as set forth on Schedule 2(u), the Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no material Liens with respect to taxes upon the assets or properties of either the Company or its Subsidiaries, other than with respect to taxes not yet due and payable.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v)           Internal Accounting and Disclosure Controls.  Except as set forth in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  The Company has implemented a plan to address the material weaknesses in its internal controls over financial reporting identified by the Company’s accountants and has taken such steps as are commercially reasonable to address such material weaknesses.

(w)           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Holders hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(x)           Broker Dealer Entities.

(i)           The Company and each Subsidiary of the Company (the “Broker Dealer Entities”) that is required to be registered as a broker or a dealer with the SEC, the securities commission or similar authority of any domestic or foreign governmental or regulatory authority, department, board, instrumentality, agency, court, tribunal arbitrator, commission or other entity (each a “Governmental Authority”) is duly registered as such (and is listed on Schedule 2(x)(i) with its respective jurisdictions of registration and Self-Regulatory Organization memberships), and such registrations are in full force and effect, and each Broker Dealer Entity is a member in good standing with all applicable Self-Regulatory Organizations, and each Broker Dealer Entity’s Uniform Application for Broker Dealer Registration on Form BD, as amended as of the date hereof, and each of its other registrations, forms and other reports filed with any Governmental Authority or Self-Regulatory Organization in connection with its activities as a broker or a dealer and is in compliance in all material respects with the applicable requirements of the 1934 Act and other applicable law and rules and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Broker Dealer Entity has exceeded in any material way with respect to its business, the business activities enumerated in any Self-Regulatory Organization membership agreements or other limitations imposed in connection with its registrations, forms (including Form BDs) and other reports filed with any Governmental Authority or Self-Regulatory Organization.

(ii)          Since October 4, 2007, none of the Broker Dealer Entities or any of their respective “associated persons of a broker or dealer” (as defined in the 1934 Act) has been, or currently is, ineligible or disqualified pursuant to Section 15, Section 15B or Section 15C of the 1934 Act to serve as a broker or dealer or as an “associated person of a broker or dealer” (as defined in the 1934 Act), nor is there any legal, administrative, arbitral, or other proceedings, suits, actions, claims, investigations, complaints or hearings by or before a Governmental Authority or Self-Regulatory Organization pending, or threatened in writing, by any Governmental Authority or Self-Regulatory Organization, which would reasonably be expected to become the basis for any such ineligibility or disqualification, nor is there any reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in any such ineligibility or disqualification.

(iii)         Each of the Broker-Dealer Entities is in compliance in all material respects with Regulation T of the Board of Governors of the Federal Reserve System and the margin rules or similar rules of a Self-Regulatory Organization of which such Broker-Dealer Entity is a member, including the rules governing the extension or arrangement of credit to customers, and none of the Company or its Subsidiaries other than the Broker Dealer Entities has or does extend or arrange credit for any customer within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(iv)         Each of the Broker Dealer Entities is in compliance with all applicable regulatory net capital requirements.

(v)          To the Company’s knowledge, no facts or circumstances exist that would cause any Self-Regulatory Organization or any other Governmental Authority to revoke or restrict the Broker Dealer Entities’ licenses, permits, approvals, authorizations, consents, registrations, certificates or orders to operate in any jurisdiction as a broker or a dealer after the Closing.

(vi)         Each of the Broker Dealer Entities is in compliance with all applicable provisions of Regulation ATS under the 1934 Act.

(y)           Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long as any Holder holds any Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z)           Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan (if any) and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under generally accepted accounting principles and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(aa)          Registration Rights and Voting Rights.  Except as provided in the Registration Rights Agreement and as set forth on Schedule 2(aa)(i), the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Registration Rights Agreement, the Stockholders’ Agreement, the Voting Agreement and as set forth on Schedule 2(aa)(ii), no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

(bb)          Disclosure.  The Company understands and confirms that the Holders will rely on the foregoing representations in effecting transactions in securities of the Company.  To the Company’s knowledge, all disclosures regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby set forth in this Agreement and the other Transaction Documents, including the Schedules hereto and thereto are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that none of the Holders makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

3.           REPRESENTATIONS AND WARRANTIES OF THE HOLDERS.

Each of the Holders, severally but not jointly, makes the following representations and warranties:

(a)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           No Public Sale or Distribution.  Such Holder is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and such Holder does not have a present arrangement to effect any distribution of Securities to or through any person or entity; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Holder is acquiring the Securities hereunder in the ordinary course of its business.  Such Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Accredited Investor Status.  Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions.  Such Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Securities.

(e)           Information.  Such Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Holder.  Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Holder or its advisors, if any, or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein.  Such Holder understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.  Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)           Transfer or Resale.  Such Holder understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Holder shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if such Holder effects a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3(f).

(g)           General Solicitation.  Such Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Holder’s knowledge, any other general solicitation or general advertisement.

4.           COVENANTS.

(a)           Reporting Status.  For so long as any of the Holders owns any Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(b)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate and for working capital purposes and not for the redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(c)           Transfer Restrictions.

(i)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities by any Holder other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of such Holder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(ii)          Each of the Holders agrees to the imprinting, so long as is required by this Section 4(c), of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(d)           Removal of Legend. Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4(c) hereof): (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) subject to the opinion requirement of the immediately succeeding sentence, if such Securities are eligible for sale under Rule 144, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company agrees that at such time as such legend is no longer required under this Section 4(d), it will, no later than three trading days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing the Securities, as applicable, issued with a restrictive legend along with a reasonably acceptable legal opinion and broker representation letter, deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section.

(e)           Compliance with 1933 Act.  Each Holder agrees that such Holder will only sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 4(d) is predicated upon the Company's reliance upon this understanding.

(f)           Public Announcements.  The Company and the Holders shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any applicable stock exchange.

(g)           Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to the Holders a complete closing set of the Transaction Documents, the Securities and any other document required to be delivered to any party pursuant to Section 5 or 6 hereof or otherwise.

(h)           Additional Purchasers.  The Company shall not sell any additional securities pursuant to the Series D Financing without the prior written consent of each of the Buyers and UBS Americas Inc. (“UBS”); provided, however, that until March 31, 2011, the Company may sell, without the prior written consent of the Buyers or UBS, (i) up to an aggregate of 50 additional Units (at the Purchase Price and on substantially identical terms to those set forth in the Purchase Agreement (and in no event on terms more favorable than those set forth in the Purchase Agreement and the other agreements contemplated thereby)) to Jefferies Group, Inc. (“Jefferies”) and/or Deutsche Bank and (ii) up to an aggregate of 5 additional Units (at the Purchase Price and on substantially identical terms to those set forth in the Purchase Agreement (and in no event on terms more favorable than those set forth in the Purchase Agreement and the other agreements contemplated thereby)) to certain individuals approved by each of the Buyers and UBS.  Capitalized terms used in this Section 4(h) and not defined in this Agreement have the meanings given to them in the Purchase Agreement.

(i)           Limitations on Issuance of Securities with Anti-Dilution Features.  Other than (i) securities sold pursuant to the Purchase Agreement and (ii) the shares of Series C Convertible Preferred Stock of the Company, par value $0.001 per share, issued in connection with the transactions contemplated by and between the Company, one of its Subsidiaries and Beacon Capital Strategies, Inc. (“Beacon”) pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (the “Beacon APA”), the Company shall not sell any warrants, convertible debt or other securities convertible into the Company’s Common Stock that include dilution protection provisions other than provisions relating to stock splits, reclassifications, stock dividends and other like kind events.

(j)           As promptly as possible, but in no event later than the Share Increase Deadline, the Company shall undertake any and all actions necessary to authorize, approve and effect the Authorized Share Increase, including, without limitation, (i) establishing a record date for, duly calling, giving notice of, convening and holding a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the necessary stockholder approval for the Authorized Share Increase, (ii) preparing and filing with the Securities and Exchange Commission a proxy statement on Schedule 14A under the 1934 Act regarding the Authorized Share Increase and the Company Stockholders Meeting, and mailing (or otherwise making available in accordance with the 1934 Act and the Delaware General Corporation Law) a copy thereof to each of the Company’s stockholders, and (iii) filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting such Authorized Share Increase.

5.           CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE.

The obligation of the Company hereunder to issue and sell the Units to each Holder at the Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions by such Holder, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a)           Such Holder shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Such Holder shall have delivered to the Company the Purchase Price for each of the Units being purchased by such Holder at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)           The representations and warranties of such Holder shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Holder shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

6.           CONDITIONS TO EACH HOLDER’S OBLIGATION TO EXCHANGE AT THE CLOSING.

The obligation of each of the Holders hereunder to exchange the Series B Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holders’ benefit and may be waived by the Holders collectively at any time in their discretion by providing the Company with prior written notice thereof from each of the Holders:

(a)           The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware, which shall continue to be in full force and effect as of the Closing.

(b)           The Company shall have executed and delivered to each of the Holders copies of one or more certificates representing the shares of Series D Preferred Stock or Series D-1 Preferred Stock being acquired by such Holder at the Closing pursuant to this Agreement.

(c)           The Company shall have executed and delivered to each of the Holders the New Common Stock Warrant Certificate or New Series A Warrant Certificate, as applicable, representing the warrants issued to such Holder at the Closing.

(d)           Each of the parties set forth on Schedule B hereto shall have delivered to the Company an executed copy of the Voting Agreement in the form attached as Exhibit E hereto (the “Voting Agreement”).

(e)           The binding collective commitment of the Buyers (as defined in the Purchase Agreement) and the parties to this Agreement to invest in the Series D Financing shall be equal to an amount not less than $10 million in the aggregate, which commitment shall be funded (or shall previously have been funded) by each of the Buyers concurrently at the Closing.

(f)           Each Holder shall have received all the documentation required to consummate the transaction contemplated hereby and other documents and certificates as such Holder may reasonably require, each duly executed and in form and substance reasonably satisfactory to such Holder, including:

(i)           a certificate signed on behalf of the Company by the Secretary of the Company, dated as of the Closing Date, certifying (A) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the Units and Shares, (B) the current versions of the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company and (C) the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Company; and

(ii)          a certificate signed on behalf of the Company by the Secretary of the Company, dated as of the Closing Date, certifying the incorporation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation, as evidenced by and attaching true and complete copies of certificates of the secretary of state (or comparable office) of each such jurisdiction as of a date within five (5) days prior to the Closing Date.

(g)           The Series D Designee (as defined in the Stockholders’ Agreement, dated as of the date hereof, by and among the Company, the Holders and the other parties identified therein) shall have been elected to the board of directors of the Company.

(h)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied with in all respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Each of the Holders shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder.

(i)            The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Units.

(j)            The Company shall have delivered to each of the Holders such other documents relating to the transactions contemplated by this Agreement as each of the Holders or its respective counsel may reasonably request.

(k)           The Company shall have (i) entered into employment and equity compensation agreements with each of the executive officers of the Company on terms acceptable to each of the Holders or (ii) delivered term sheets or summaries of such employment and equity compensation arrangements to each of the Holders prior to the Closing; provided, however, that in the event that the Company provides the Holders with such term sheets or summaries pursuant to the foregoing clause (ii), the terms of the definitive employment and equity compensation agreements shall not, without the consent of each of the Holders, (a) materially deviate from the terms set forth in such term sheets or summaries or (b) include material additional terms not set forth in such term sheets or summaries.

(l)           The Beacon APA shall have been executed and delivered (or shall be executed and delivered simultaneously with the Closing) in form and substance agreeable to the Buyers.

7.           [INTENTIONALLY OMITTED]

8.           CONSENTS AND AMENDMENTS.

(a)          Amendment and Waiver of Existing Unit Purchase Agreements.

(i)           Immediately upon the consummation of the Closing, the Unit Purchase Agreement, dated as of October 19, 2010, by and between the Company and UBS Americas, Inc. (the “UBS UPA”) is hereby amended by deleting Sections 7 and 8 in their entirety and any prior rights under such sections or application thereof are hereby waived in full.

(ii)          Immediately upon the consummation of the Closing, the Unit Purchase Agreement, dated as of October 19, 2010, by and between the Company and Bonds MX, LLC (the “Bonds MX UPA”) is hereby amended by deleting Sections 7 and 8 in their entirety and any prior rights under such sections or application thereof are hereby waived in full.

(iii)         Immediately upon the consummation of the Closing, the Unit Purchase Agreement, dated as of November 9, 2010, by and between the Company and Robert Jones (the “Jones UPA”) is hereby amended by deleting Sections 7 and 8 in their entirety and any prior rights under such sections or application thereof are hereby waived in full.

(b)           Waiver of Rights with Respect to Series B Securities.  Immediately upon the consummation of the Closing, the Holders hereby waive any and all rights (continuing or otherwise) with respect to the Series B Securities and any and all claims they may have in their capacity as stockholders of the Company.  Each of the Holders represents and warrants to the Company that it has no actual knowledge of any claim against the Company or its Subsidiaries other than those which are validly waived pursuant to this Section 8(b).  For purposes of this Section 8(b), UBS’ actual knowledge shall be limited to the actual knowledge of Stu Taylor and Michael Schmidt.

(c)           Consent to Purchase Agreement and Related Transactions.  The Holders hereby consent to the Company’s execution and delivery of the Purchase Agreement, the consummation of the transactions contemplated thereby and the performance of its obligations thereunder and waive any restrictions with respect thereto.  The foregoing consent and waiver, includes, without limitation, any consent required and any applicable waiver pursuant to the terms of the UBS UPA, the Bonds MX UPA, the Jones UPA, the Stockholders’ Agreement, dated as of January 11, 2010, by and among the Company, the Holders and the other parties identified therein, the Series B Stockholders’ Agreement, dated as of October 19, 2010, by and among the Company and the Holders, and the Registration Rights Agreement, dated as of October 19, 2010, by and among the Company and the Holders.  The provisions of this Section 8(c) are for the benefit of the Buyers under the Purchase Agreement and may be enforced thereby.

9.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement, the Certificate of Designation and all other Transaction Documents supersede all other prior oral or written agreements between the Holders, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders and any of their respective successors or assigns.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service prior to such courier’s deadline for next Business Day delivery to the recipient (all delivery fees and charges prepaid), in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Bonds.com Group, Inc. 529 5th Avenue, 8th Floor New York, New York 10017 Fax No: (212) 946-3999 Attention: Chief Executive Officer

with a copy (for informational purposes only) to:

Hill Ward Henderson 3700 Bank of America Plaza 101 East Kennedy Boulevard Tampa, Florida 33602 Telephone: (813) 227-8484 Fax No.: (813) 221-2900 Attention: Mark A. Danzi, Esq.

If to the Holders, as set forth on Schedule A hereto;

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of all of the Holders; provided, that each of the Holders may assign some or all of its rights and obligations hereunder to an affiliate of such Holder, without the consent of the Company or any other Holder, in which event such assignee shall be deemed to be such Holder hereunder with respect to such assigned rights and obligations; provided that as a condition to any such assignment the assignee shall agree to be bound by the terms of this Agreement as a Holder hereunder and such assignor shall not be relieved of liability for the performance of its obligations hereunder.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Expenses.  Each of the parties hereto shall bear its own out-of-pocket expenses incurred with respect to the Series D Financing.

(j)            Survival of Representations and Warranties and Covenants.  The representations and warranties, covenants and agreements of the Company and each of the Holders contained in this Agreement shall survive the Closing.  The Company shall not have any liability pursuant to Section 9(n)(i) unless a claim is made hereunder prior to the twelve month anniversary of the date of this Agreement, in which case such representation and warranty or covenant, as the case may be, shall survive as to such claim until such claim has been finally resolved.

(k)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)            Indemnification.

(i)           Subject to Section 9(j) and the other provisions of this Section 9(l), in consideration of the execution and delivery by each of the Holders of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Holders and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby (but not any other Transaction Document), (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Stockholders’ Agreement or any other certificate, instrument or document contemplated hereby or thereby (but not any other Transaction Document), or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby (but not any other Transaction Document), (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or concurrently with the Closing, or (iii) the status of a Holder or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary contained in this Agreement: (i) the maximum aggregate amount of Indemnified Liabilities that may be recovered from the Company by an Indemnitee pursuant to this Section 9(l) shall be equal to the Purchase Price paid by such Indemnitee; and (ii) the Company shall not be liable to the Indemnitees for any claim for indemnification pursuant to this Section 9(l) unless and until the aggregate amount of Indemnified Liabilities that may be recovered from the Company equals or exceeds $100,000 (the “Basket Amount”), in which case the Company shall be liable only for the Indemnified Liabilities pursuant to this Section 9(l) in excess of the Basket Amount. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)           The Basket Amount, maximum liability and any Indemnified Liabilities pursuant to this Section 9(l) shall be calculated net of (A) payments actually recovered as of the date of calculation by an Indemnitee under any insurance policy with respect to such Indemnified Liabilities (net of collection costs, increases in premiums and retro-premiums) and (B) any actual recovery as of the date of calculation by the Indemnitee from any other Person with respect to such Indemnified Liabilities (net of collection costs); provided; however, that no Indemnitee shall have any obligation to mitigate its losses with respect to any Indemnified Liability.

(iii)          In the event the conclusion, settlement or determination of any action, suit, proceeding, arbitration or dispute between the Company and Duncan-Williams, Inc. related to the matters described on Schedule 2(t) results in the Company issuing shares of capital stock to Duncan-Williams, Inc. or any of its Affiliates, the Company shall issue (and take such steps as are necessary in order to issue) to each of the Holders such number of shares of capital stock and rights to acquire shares of capital stock of the same type and with the same terms as are then held by such Holder so that such Holder’s fully-diluted ownership percentage as of the time immediately prior to the issuance to Duncan Williams, Inc. (the “Measure Time”) is not decreased by such issuance; provided that the relative amount of shares of capital stock and rights to acquire shares of capital stock that are issued to such Holder as a result of the foregoing will be in the same relative amounts as each class or series of capital stock and each right to purchase shares of capital stock held by such Holder as of the Measure Time.  For avoidance of doubt, (A) if such Holder does not own either shares of capital stock or rights to purchase shares of capital stock as of the Measure Time, then none of such securities would be issued pursuant to the foregoing provision, and (B) if, as of the Measure Time, such Holder holds rights to purchase capital stock with different terms, then each such right shall be considered a different right to purchase capital stock and the rights to be issued pursuant to this provision shall be issued in the same relative amounts as such rights held by such Holder as of the Measure Time.  Notwithstanding the foregoing, in no event will shares of capital stock or rights to purchase shares of capital stock be issued to such Holder pursuant to the foregoing provisions to the extent any dilution to such Holder is eliminated through other anti-dilution protection rights (including any reduction of the exercise price of any rights to purchase capital stock).

(iv)           The parties hereto hereby acknowledge and agree that for purposes of this Section 9(l) in respect of the Company’s representations and warranties set forth in Section 2 (the “Company Warranties”), any and all “Material Adverse Effect,” “material adverse effect,” “materiality” and similar exceptions and qualifiers and any similar thresholds set forth in such Company Warranties shall be disregarded for purposes of determining whether any such Company Warranty has been breached and for purposes of determining the amount of Indemnified Liabilities resulting therefrom.

(m)           No Strict Construction; Definition of Business Day.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  As used herein, the term “Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks are required or permitted to be closed in New York, New York.

(n)           Definition of Knowledge.  Subject to the express provisions of Section 8(b), “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the knowledge after reasonable investigation of the officers and senior employees of the Company.

(o)           Remedies.  The Holders and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Holders.  The Company therefore agrees that the Holders shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holders and the Company have caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	Chief Executive Officer

HOLDERS:

UBS AMERICAS INC.

By:	/s/ Per Dyrvik
Name:	Per Dyrvik
Title:	Finance Managing Director

By:	/s/ Joan Lavis
Name:	Joan Lavis
Title:	Managing Director

BONDS MX, LLC

By:	/s/ Hugh Regan
Name:	Hugh Regan
Title:	Member Manager

/s/ Robert Jones
ROBERT JONES

Schedule A

Holder	Series B Securities	Acquired Securities
UBS Americas Inc.
677 Washington Boulevard
Stamford, CT 06901
Attention:  Head of Traded Products - Legal

(with a copy to)

Bingham McCutchen LLP
399 Third Avenue
New York, New York  10022
Attention:  Kenneth A. Kopelman, Esq.

1,250 shares of Series B-1 Preferred

Existing Series A Warrants to purchase an aggregate of 52,084 shares of Series A Preferred, comprised of Existing Series A Warrants dated October 19, 2011 (31,250 shares), October 29, 2011 (10,417 shares) and November 30, 2011 (10,417 shares)
1,250 shares of Series D-1 Preferred New Series A Warrants to purchase 178,571 shares of Series A Preferred

Bonds MX, LLC c/o Laidlaw & Company (UK) Ltd. 90 Park Avenue, 31st floor New York, New York 10016 Facsimile: (212) 297-0670 Attention: Hugh Regan
2,000 shares of Series B Preferred

Existing Common Stock Warrants to purchase an aggregate of 5,333,340 shares of Common Stock, comprised of Existing Common Stock Warrants dated October 19, 2011 (5,000,004 shares), October 29, 2011 (1,666,668 shares) and November 30, 2011 (1,666,668 shares)
2,000 shares of Series D Preferred New Common Stock Warrants to purchase 28,571,428 shares of Common Stock

Robert Jones
250 shares of Series B Preferred

Existing Common Stock Warrants to purchase an aggregate of 1,041,668 shares of Common Stock, comprised of Existing Common Stock Warrants dated November 9, 2011 (416,667 shares) and November 30, 2011 (625,001 shares)
250 shares of Series D Preferred New Common Stock Warrants to purchase 3,571,428 shares of Common Stock

Schedule B

Bonds MX, LLC

Robert Jones

Edwin L. Knetzger, III

Funding Holdings LLC

Laidlaw Venture Partners III, LLC